Exhibit 10.15

Confidential

This service agreement is entered by and between **Diginex Solutions (HK) Ltd** with registration number **2635911** and with its registered office Smart-Space Fintech 2, Room 3, Unit 401-404 Core C, Cyberport, Telegraph Bay, Hong Kong (**Diginex**) and the **Customer.**

Agreement Start Date	1st March 2025

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Customer Information			
By or on Behalf of (**Customer**)	Russell Bedford International		
Authorised Signature	/s/ Stephen Hamlet		
Signature Date	20 February 2025		
Signatory's Name	Stephen Hamlet		
Signatory's Position	CEO		
Company Registration Number	03331251	Country	United Kingdom
Company Registered Address	[redacted]		
Contact Phone	[redacted]		
Invoicing Email	[redacted]		

Diginex and Customer each a **Party** and, collectively, **Parties**.

For Diginex	
Authorised Signature	/s/ Mark Blick
Date and Place	20 February 2025
Signatory's Name	Mark Blick
Signatory's Position	CEO
Bank Name	[redacted]
Bank SWIFT code	[redacted]
Account Name	[redacted]
Account Number	[redacted]

WHEREAS:

i. Diginex is the owner of sustainability services and Customer wishes to promote these services and the right to refer the Services to its member firms ("**Purpose**") worldwide (the "**Territory**").

1. TERM AND TERMINATION

A. The Partnership will start from the Partnership Agreement Start Date and will remain on-going, unless either Party sends a notice to the other at the latest thirty (30) calendar days before the desired termination date.

IN WITNESS WHEREOF, the Parties have agreed to be bound by the terms and conditions of the Agreement.

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diginex

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SERVICE AGREEMENT

1.	DEFINITIONS

Affiliate means, with respect to a given person, another person that, directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. As used herein, the term “control” means possessing, directly or indirectly, the power to direct or cause the direction of the management, policies and operations of such person, whether through ownership of voting securities, by contract or otherwise.

Available Services means any services that are provided from Diginex.

Customer Sites means the Customer’s sites specified in accordance with the relevant Statement of Work at which the Services is to be performed.

Personal Data means, without limitation: personally identifiable information or personal data as defined under the laws of the respective jurisdiction applicable to the Services to be performed and, in any event, (i) any information that can be used to distinguish or trace an individual’s identity, such as person’s name, date and place of birth, biometric records mother’s maiden name, address, email address, telephone number, social security number, state identification or driver’s license numbers, account information, PIN numbers, access and security codes, login information; and (ii) any other information that is linked or linkable to an individual, such as information about a person’s sex, age, income, health or medical information, educational, financial and employment information. Personal Information includes whole or partial copies of such information or materials derived from such information.

2.	GRANT

Diginex hereby grants to the Customer, subject to the terms and conditions of this Agreement, a non-exclusive right to promote the Diginex brand and its services for the Purpose. If Customer is promoting any other company with competing service offering in the same territory or to the same membership network, Customer is obliged to inform Diginex.

3.	SCOPE OF AGREEMENT

A.	Customer and Diginex agree to enter a partnership contract. Customer will ask Diginex to provide any or all available services to their membership network.

B.	Either party may propose changes to the scope or execution of the Services, but no proposed changes will come into effect until a relevant change order (Change Order) has been signed by both parties. A Change Order will be a document setting out the proposed changes and the effect that those changes will have on:

(a)	the Services;

(b)	the Fees and Expenses;

(c)	the Services timetable; and

(d)	any of the other terms of contract.

C.	If Diginex wishes to make a change to the Services, it will provide a draft Change Order to Customer.

D.	If the Customer wishes to make a change to the Services:

(a)	it will notify Diginex and provide as much detail as Diginex reasonably requires of the proposed changes, including the timing of the proposed change; and

(b)	Diginex will, as soon as reasonably practicable after receiving the information, provide a draft Change Order to the Customer.

E.	If the Parties:

(a)	agree to a Change Order, they will sign it and that Change Order will amend contract or relevant documentation.

4.	COVENANTS, REPRESENTATIONS AND WARRANTIES

A.	Each Party hereto represents and warrants, as far as applicable, that:

(a)	it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation;

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(b)	it has never been declared bankrupt;

(c)	it has the corporate power and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement and the transactions and other documents contemplated hereby have been duly authorized by all necessary corporate action;

(d)	it will immediately notify the other if it becomes aware of any change in regulatory requirements, or reasonably foreseeable change in regulatory requirements, or any events that is likely to materially affect either Party’s obligations, revenues or costs under, or any material term of, this Agreement;

5.	DIGINEX RESPONSIBILITIES

A.	Discounted pricing to annual subscriptions of Diginex ESG software solutions at a standard rate of 20%. This will be available for all of the customers member firms globally.

B.	Diginex will provide training and software onboarding to all firms that subscribe to the DiginexESG software solutions.

C.	Diginex will participate in webinars with the customer, and provide sales and/or training materials to member firms.

D.	The relationship between the customer’s member firm(s) and Diginex will be governed by separate Service Level Agreements with the member firm directly.

6.	CUSTOMER’S RESPONSIBILITIES

A.	The Customer will market and promote Diginex’ services to their membership network, providing assisted access to the customers network firms via introductions, marketing and surveys of interest.

B.	The Customer can introduce member firms to Diginex and co-drive sales process of said member firms.

C.	The Customer will provide Diginex with access to their member firms: a) by providing opportunities to educate and demonstrate expertise via webinars (which may also include product promotion), and b) by providing sponsorship opportunities to in-person conferences, where appropriate, at discounted prices.

D.	The Customer will provide marketing brand exposure and liaise with Diginex’s marketing team. This can include featuring the Diginex logo as a preferred partner in internal communications such as newsletters.

7.	BOTH RESPONSIBILITIES

A.	Co-branded marketing materials to be agreed between marketing teams, to include flyers & social media posts (LinkedIn)

B.	Diginex and the Customer will announce the partnership on respective LinkedIn / websites and are permitted to add each other’s logos to their respective websites. Upon signing, both parties work together will draft a press release for immediate release announcing the Partnership. Further co-marketing activities e.g., joint events, joint blog posts, joint customer case studies to be scoped and developed on a case by case basis.

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8.	CONFIDENTIALITY

A.	Each Party acknowledges and agrees that during the provision of the Services, Confidential Information will be or has been disclosed by the Customer, its Affiliate, and or its members (the “Disclosing Party”) to Diginex (such Party a “Receiving Party”). The Parties further agree that the obligation of confidentiality in this Agreement shall continue in full force and effect after the expiry of or the termination of this Agreement until the information properly comes into the public domain (without the breach of any of the provisions in this Clause 10).

(a)	The term “Confidential Information” for the purpose of this Agreement shall mean:

i.	any and all information disclosed, furnished or communicated by or on behalf of the Disclosing Party to the Receiving Party in connection with the purposes contemplated in this Agreement; or

ii.	any and all information disclosed by the Disclosing Party to the Receiving Party which is in writing or other tangible form and clearly marked as proprietary or confidential at the time of disclosure or which is not in tangible form but is clearly identified by the Disclosing Party as proprietary or confidential at the time of disclosure; and

iii.	any and all information which the Receiving Party knows or should reasonably have known to be of a confidential nature

(b)	Notwithstanding any other provision of this Agreement, the Parties acknowledge that Confidential Information shall not include any information that:

i.	is or becomes publicly available without breach of this Agreement;

ii.	was previously in the possession of the Receiving Party and which was not acquired directly or indirectly from the Disclosing Party as evidenced by written records;

iii.	a Party lawfully receives without any obligation of confidentiality from a third party who is entitled to disclose such information lawfully and without being in breach of confidentiality undertakings; or

iv.	is required to be disclosed by law.

B.	The Receiving Party undertakes and agrees to:

(a)	maintain Confidential Information, including the existence of this Agreement and the terms thereof, in confidence and the same will not be disclosed to or used by any person except as provided herein. The Receiving Party agrees that it will treat all Confidential Information with at least the same degree of care as it accords its own confidential information. The Receiving Party further represents that it exercises at least reasonable care to protect its own confidential information. The Receiving Party agrees that it will disclose Confidential Information only to those of its agents, employees or contractors, if any, who need to know such information for the execution of the service, and certifies that, unless such persons are under express written obligations of confidentiality or obligations of confidentiality imposed by rule, law, or custom, such persons have previously signed a copy of this Agreement;

(b)	If required by law to disclose any Confidential Information, the Receiving Party will promptly inform the disclosing Party of any information it believes comes within the circumstances and take reasonable efforts to minimize the extent of any required disclosure and to obtain an undertaking from the recipient to maintain the confidentiality thereof;

(c)	that the Receiving Party acquires no rights of ownership or title, license, or other intellectual property rights in the Confidential Information and will no assert any rights thereupon. If such rights were nevertheless to have accrued to it for any reason whatsoever, the Receiving Party will assign, dispose or otherwise transfer (and effect the transfer of) the full and exclusive ownership of all such rights to the Disclosing Party free of charge, or for a nominal fee. Nothing herein contained will be deemed to limit or restrict the rights of the Disclosing Party to assert claims for copyright or patent infringement or other violation of its intellectual property rights against the Receiving Party;

(d)	The Receiving Party will not decompile any software or reverse engineer any software, or other product or process, part of the Services;

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(e)	Anything to the contrary in this Agreement notwithstanding, the Receiving Party acknowledges and agrees that due to the unique nature of the Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may result in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party will be entitled to apply for injunctive relief from a court of competent jurisdiction to restrain any threatened or continued breach of this Agreement. Furthermore, the Receiving Party will notify the disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.

C.	The Receiving Party will at any time, upon request from the Disclosing Party option either: (i) return to the disclosing Party all Confidential Information in its possession or control together with all information and documentation containing, comprising or relating in any way to the Confidential Information, or (ii) destroy all copies of the Confidential Information in its possession or control together with all information and documentation containing, comprising or relating in any way to the Confidential Information, and certify that the Confidential Information has been destroyed.

9.	PERSONAL DATA AND DATA PRIVACY POLICY

A.	Diginex refer to its privacy and data policy applicable to all customers, found in the footer of Diginex’s website www.diginex.com. Any update to the policy provided on website during the Term shall be applicable to Customer and it’s member firms. Details found here: www.diginex.com/privacy-policy

10.	TERM AND TERMINATION

TERMINATION WITHOUT CAUSE

A.	This Agreement can be terminated by mutual consent of both Parties, upon thirty (30) days prior written notice and signed by authorized persons on behalf of each of the Parties.

TERMINATION FOR CAUSE

B. i) Diginex shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice if the Customer:

(a) has infringed Diginex’s IP Rights.

ii) Customer shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice if Diginex:

(a) has infringed the Customer’s IP Rights.

11.	GOVERNING LAW - VENUE

A.	This Agreement will be governed by, and construed and enforced in accordance with, the laws of the United Kingdom, without giving effect to the principles of conflicts of law thereof.

12.	MISCELLANEOUS

A.	Diginex will provide marketing collaterals and allow for Customer to use Diginex logo, with prior consent from Diginex.

B.	Diginex will provide regular updates to the Customer in the event of any upcoming Services feature releases.

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